SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 28, 2001

                         STREICHER MOBILE FUELING, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
                 (State or other jurisdiction of incorporation)

          000-21825                                  65-0707824
          ---------                                  ----------
   (Commission File Number)               (IRS Employer Identification No.)

           Streicher Mobile Fueling, Inc.
               2720 N.W. 55th Court
             Fort Lauderdale, Florida                         33309
             ------------------------                         -----
      (Address of principal executive office)               (Zip Code)

       Registrant's telephone number, including area code (954) 739-3880

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Item 5. Other Events

         On February 28, 2001, Streicher Mobile Fueling, Inc. (the "Company") held a Special Meeting of the Shareholders at which the Shareholders approved a private placement of 1,500,000 shares of common stock, the Company's 2000 Stock Option Plan and an amendment to the Company's Articles of Incorporation (the "Amendment") to increase from five to seven the maximum number of directors who may serve on the Board of Directors and to decrease from three years to one year the term of service for directors.

          Additionally, the Company announced the sale of 1,443,333 shares for aggregate gross proceeds of $2,015,000 and the issuance of 333,333 shares of common stock upon the conversion of $500,000 in notes payable, and the appointment of Richard E. Gathright, the Company's President and Chief Executive Officer, and Robert S. Picow to the Company's Board of Directors, effective upon the filing of the Amendment.

         Finally, the Company announced the appointment of Gary G. Williams as Sr. Vice President, with responsibility for Marketing and Sales, Product Procurement and Customer Service, and Ted E. Honcharik as Sr. Vice President, with responsibility for Fleet Operations and Corporate Development.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STREICHER MOBILE FUELING, INC.

Date: March 1, 2001                        By: /s/ WALTER B. BARRETT
                                              ----------------------------------
                                               Walter B. Barrett
                                               Vice President, Finance and Chief
                                               Financial Officer